              As filed with the Securities and Exchange Commission
                                on May 31, 1996
                                                     Registration No. __________

- --------------------------------------------------------------------------------
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549
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                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                              THE LIMITED, INC.
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           (Exact name of registrant as specified in its charter)

                                  Delaware
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         (State or other jurisdiction of Incorporation or organization)

                                   31-1029810
                      ------------------------------------
                      (I.R.S. Employer Identification No.)

               Three Limited Parkway, Columbus, Ohio       43216
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            (Address of Principal Executive Offices)     (Zip Code)


                1993 STOCK OPTION AND PERFORMANCE INCENTIVE PLAN
                               (1996 Restatement)

                            (Full title of the plan)

                                SAMUEL P. FRIED
                       Vice President and General Counsel
                               The Limited, Inc.
                     Three Limited Parkway, P.O. Box 16000
                             Columbus, Ohio  43216
                               (614) 479-7000
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           (Name, address and telephone number of agent for service)


                        CALCULATION OF REGISTRATION FEE

============================================================================================================
       Title of             Amount to be        Proposed Maximum      Proposed Maximum         Amount of
   Securities to be          Registered        Offering Price per    Aggregate Offering     Registration Fee
      Registered                                     Share*                Price*
- ------------------------------------------------------------------------------------------------------------
  Common Stock           10,000,000 shares           $21.438            $214,380,000           $73,924.14
  $0.50 par value
============================================================================================================

* Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended, based upon the average of the high and low prices reported in the New York Stock Exchange consolidated reporting system as of May 28, 1996.

                      STATEMENT REGARDING INCORPORATION OF
                   CONTENTS OF EARLIER REGISTRATION STATEMENT

  This Registration Statement is being filed solely for the purpose of registering additional shares of the Company's common stock for issuance under The Limited, Inc. 1993 Stock Option and Performance Incentive Plan (1996 Restatement). Pursuant to General Instruction E of the instructions to Form S-8, the Registrant hereby incorporates by reference the contents of the previous Registration Statement filed by the Registrant on Form S-8, (File No. 33-49871). The current registration of 10,000,000 shares of common stock of the Registrant will increase the number of shares registered for issuance under the Plan to 17,298,225 shares.

                                   SIGNATURES

The Registrant.

  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Ohio, on May 20, 1996.

                                THE LIMITED, INC.
                                (The Registrant)


                                By /s/ Kenneth B. Gilman
                                   --------------------
                                   Kenneth B. Gilman,
                                   Vice Chairman


  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on May 20, 1996.

Signature                                       Title
- ---------                                       -----

  *                                             Chairman of the Board
- -------------------                             (principal executive
Leslie H. Wexner                                officer) and Director


/s/ Kenneth B. Gilman                           Vice Chairman, Chief
- -------------------                             Financial Officer
Kenneth B. Gilman                               (principal financial and
                                                accounting officer) and
                                                Director

  *                                             Vice Chairman and Director
- -------------------
Michael A. Weiss

  *                                             Secretary and Director
- -------------------
Bella Wexner

  *                                             Director
- -------------------
Martin Trust

  *                                             Director
- -------------------
Eugene M. Freedman

  *                                             Director
- -------------------
E. Gordon Gee

  *                                             Director
- ------------------------
Leonard A. Schlesinger

  *                                             Director
- ------------------------
David T. Kollat

  *                                             Director
- ------------------------
Claudine B. Malone

  *                                             Director
- ------------------------
Donald B. Shackelford

  *                                             Director
- ------------------------
Allen R. Tessler

  *                                             Director
- ------------------------
Raymond Zimmerman



  *Kenneth B. Gilman, by signing his name hereto, signs this document on behalf of the persons indicated above pursuant to powers of attorney duly executed by such persons.


                                           By /s/ Kenneth B. Gilman
                                              ---------------------
                                                Kenneth B. Gilman,
                                                Attorney-in-Fact








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

                                 EXHIBIT INDEX


  The following exhibits are filed as part of this Registration Statement:


                Exhibit                                                 Page
                -------                                                 ----

4.3  Copy of The Limited, Inc. 1993 Stock Option and Performance
     Incentive Plan (1996 Restatement)

5.1 Legal opinion of Samuel Fried, Esq., Vice President and General Counsel of the Registrant, confirming the validity of the original issuance securities being registered.

23.1 Consent of Coopers & Lybrand, Independent Accounts, L.L.P..

23.2 Consent of Samuel Fried, Vice President and General Counsel of Registrant (included in the opinion filed as Exhibit 5.1).

24   Powers of Attorney